U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 11, 2007

NORTHERN ETHANOL, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	000-51564	34-2033194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

193 King Street East

Suite 300

Toronto, Ontario, M5A 1J5, Canada

(Address of principal executive offices)

(416) 366-5511

(Issuer’s Telephone Number)

Item 8.01 Other Events

We have previously reported that on March 27, 2007, we entered into a non-binding letter of intent with Quad County Corn Processors Cooperative, Galva, Iowa (“Quad”), wherein we agreed in principle to acquire most of the assets and liabilities of Quad, including its existing ethanol plant (current annual ethanol production of 30 million gallons), for the purchase price of $105 million.

Effective May 11, 2007, the parties terminated this letter of intent. We do not intend to proceed with this proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2007	NORTHERN ETHANOL, INC. (Registrant) By: s/Andrew I. Telsey Andrew I. Telsey, Secretary

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